Exhibit 23.2

Securities & Exchange Commission,

Washington, D.C.

AUTHOR’S CONSENT

I, JIM CHAPMAN, of Suite 620 – 650 West Georgia, Vancouver, British Columbia, do hereby consent to the use in this registration statement of Rapa Mining Inc. on Form SB-2 of my Geological Report On The Chu Chua Project dated January 9, 2004, appearing in the prospectus, which is part of the Registration Statement. I also consent to the reference to me under the heading “Experts” in such prospectus.

/s/    Jim Chapman

Jim Chapman, P. Geo.

620 – 650 West Georgia

Vancouver, British Columbia

January 9, 2004